UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

Tyson Foods, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14704	71-0225165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR	72762-6999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (479) 290-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2006, Tyson Foods, Inc. (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $1,000,000,000 aggregate principal amount of its 6.6% Notes due April 1, 2016 (the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statements (Registration Nos. 333-53171 and 333-132434) of the Company.

Item 9.01. Exhibits.

(c) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
1	Underwriting Agreement, dated March 17, 2006, relating to the Notes among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named in Schedule A to the Underwriting Agreement.

4.1	Notes.

5.1	Opinion of Sidley Austin LLP relating to the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: March 22, 2006	By:	/s/ Nathan Hodne
	Name:	Nathan Hodne
	Title:	Associate General Counsel and
Assistant Secretary

Tyson Foods, Inc.

Current Report on Form 8-K

Dated March 22, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1	Underwriting Agreement, dated March 17, 2006, relating to the Notes among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named in Schedule A to the Underwriting Agreement.

4.1	Notes.

5.1	Opinion of Sidley Austin LLP relating to the Notes.